United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

MIND SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
3525 Del Mar Heights Road, Suite 802 San Diego, California (principal executive offices)	92130 (Zip Code)

(888) 461-3932
(registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2014, we executed a Securities Purchase Agreement with LG Capital Funding, LLC (“LG Capital”) whereby LG Capital agreed to purchase two of our 10% convertible notes in the forms attached to the Securities Purchase Agreement as Exhibits A and B in the aggregate principal amount of $63,000 (with the first note being in the amount of $31,500 and the second note being in the amount of $31,500 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of our common stock, $0.001 par value per share, upon the terms and subject to the limitations and conditions set forth in such Note. The first of the two notes (the “First Note”) shall be paid for by LG Capital as set forth the Securities Purchase Agreement. The second note (the “Second Note”) shall initially be paid for by the issuance of an offsetting $31,500 secured note issued to the registrant by LG Capital (“Buyer Note”), provided that prior to conversion of the Second Note, LG Capital must have paid off the First Note in cash such that the Second Note may not be converted until it has been paid for in cash.

Conversion Right. Subject to the terms of the Note, LG Capital shall have the right, at LG Capital's option, to convert the outstanding principal amount and interest under the Note in whole or in part.

Reservation and Issuance of Underlying Securities. Mind Solutions covenants that it will at all times reserve and keep available out of its authorized and unissued common stock solely for the purpose of issuance upon conversion of the Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than LG Capital, not less than four times (4x) the number of shares of common stock as shall be issuable (taking into account the adjustments under the Note but without regard to any ownership limitations contained the Securities Purchase Agreement) upon the conversion of the Note into common stock. Mind Solutions covenants that all shares of common stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable. Mind Solutions agrees that this is a material term of the Note.

Conversion Limitation. LG Capital will not submit a conversion to Mind Solutions that would result in LG Capital owning more than 9.9% of the total outstanding shares of Mind Solutions.

As of the date of this report, the Note remains unpaid. There have been no conversions of the Note.

Copies of the Securities Purchase Agreement and the notes in favor of LG Capital are filed as exhibits to this report.

At September 9, 2014, the registrant had outstanding 960,705,710 shares of common stock, par value $0.001 per share.

Item 1.02 Termination of a Material Definitive Agreement.

On March 11, 2014, Mind Solutions, Inc., a Nevada corporation (the “registrant”) and Premier Venture Partners, LLC, a California limited liability registrant (the “Investor”) executed that certain Equity Purchase Agreement (the “Equity Purchase Agreement”), whereby the Investor was to invest up to One Million Dollars ($1,000,000) to purchase the registrant’s common stock par value $0.001 per share (the “Common Stock”). Such investments was to be made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D promulgated by the SEC under the 1933 Act, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made the Equity Purchase Agreement. Contemporaneously with the execution and delivery of the Equity Purchase Agreement, the parties executed and delivered a Registration Rights Agreement substantially in the form attached to the Equity Purchase Agreement as Exhibit A (the “Registration Rights Agreement”) pursuant to which the registrant agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

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On June 27, 2014, we filed a registration statement on Form S-1 in connection with the Premier Equity Purchase Agreement. However, on July 17, 2014, pursuant to Rule 477 of Regulation C promulgated under the Securities Act, we withdrew our registration statement, inasmuch as we received notice from the Securities and Exchange Commission on July 3, 2014, that the Commission’s preliminary review of the registration statement indicated that we were not entitled to file the registration statement for our equity line financing, inasmuch as the shares of our common stock are quoted for sale on the OTCPK operated by OTC Market Group, Inc. No securities were sold in connection with the registration statement. As of the date of this report, we have terminated the Premier Equity Purchase Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

On September 10, 2014, we filed with the Secretary of State of Nevada a Certificate of Designation with respect to 10,000,000 shares of our preferred stock. The shares of our preferred stock shall have the voting powers, designations, preferences, limitations, restrictions and relative rights as set forth in the Certificate of Designation, a copy of which is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibit
4.1*	Certificate of Designation for Series A Preferred Stock filed with the Secretary of State of Nevada on September 10, 2014.
10.1*	Securities Purchase Agreement dated September 4, 2014, between LG Capital Funding, LLC and the registrant with respect to the issuance of convertible promissory note in the aggregate amount of $63,000.
10.2*	10% Convertible Redeemable Note dated September 4, 2014, issued by the registrant in favor of LG Capital, in the amount of $31,500.
10.3*	Collateralized Secured Promissory Note dated September 4, 2014, issued by the registrant in favor of LG Capital, in the amount of $31,500.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2014.	MIND SOLUTIONS, INC.

By /s/ Kerry Driscoll
Kerry Driscoll, Chief Executive Officer

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